As filed with the Securities and Exchange Commission on May 24, 2021

Registration Statement No. 333-

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LAREDO PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3007926
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
15 W. Sixth Street, Suite 900 Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Laredo Petroleum, Inc. Omnibus Equity Incentive Plan
(Amended and Restated Effective May 20, 2021)

(Full title of the plan)

Mark D. Denny

Senior Vice President – General Counsel & Secretary

Laredo Petroleum, Inc.

15 W. Sixth Street, Suite 900

Tulsa, Oklahoma 74119

(Name and address of agent for service)

(918) 513-4570

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	940,000	$45.40	$42,676,000	$4,656

(1)	This registration statement on Form S-8 (this “Registration Statement”) covers the number of shares of Laredo Petroleum, Inc. common stock, $0.01 par value per share (“Common Stock”), stated above and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of additional securities that may become issuable pursuant to the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan (as amended and restated effective May 20, 2021, the “Plan”).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The maximum offering price per share and maximum aggregate offering price are based on a price of $45.40, which was the average of the high and low sales prices per share of Common Stock reported on the New York Stock Exchange on May 17, 2021.

EXPLANATORY NOTE

This Registration Statement is being filed by Laredo Petroleum, Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E of Form S-8 under the Securities Act to register an additional 940,000 shares of Common Stock for issuance in connection with awards under the Plan, pursuant to amendment to the Plan previously approved by the Registrant’s Board of Directors and approved by the Registrant’s stockholders on May 20, 2021 (the “Amendment”). The Amendment increased the number of shares of Common Stock authorized for issuance under the Plan from 1,492,500 shares to 2,432,500 shares (an increase of 940,000 shares), implemented a double trigger requirement for equity vesting in the event of a change in control, extended the term of the Plan through May 20, 2031, and made certain other administrative changes to the Plan.

These shares of Common Stock issuable under the Plan are additional securities of the same class as other securities for which Registration Statements on Form S-8 (Reg. Nos. 333-178828, 333-211610, 333-231593) were previously filed with the United States Securities and Exchange Commission (the “Commission”) on December 30, 2011, May 25, 2016 and May 20, 2019, respectively (the “Prior Registration Statements”). The information contained in the Prior Registration Statements is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following documents are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Laredo Petroleum, Inc. (incorporated by reference to Exhibit 3.1 of Laredo’s Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011)
4.2	Certificate of Ownership and Merger, dated as of December 30, 2013 (incorporated by reference to Exhibit 3.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on January 6, 2014).
4.3	Third Amended and Restated Bylaws of Laredo Petroleum, Inc. (incorporated by reference to Exhibit 3.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on March 4, 2021).
4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Laredo's Registration Statement on Form 8-A12B/A (File No. 001-35380) filed on January 7, 2014).
4.5	Laredo Petroleum, Inc. Omnibus Equity Incentive Plan, as amended and restated as of May 20, 2021 (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on May 20, 2021).
5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP, as to the legality of the securities being registered hereby.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Ryder Scott Company, L.P.
23.3*	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1 filed herewith).
24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 24, 2021.

LAREDO PETROLEUM, INC.

By:	/s/ Jason Pigott
Jason Pigott
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jason Pigott, Bryan Lemmerman and Mark D. Denny, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or supplements (including, without limitation, prospectus supplements, stickers and post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on May 24, 2021.

Signature	Title

/s/ Jason Pigott	President and Chief Executive Officer and Director
Jason Pigott	(Principal Executive Officer)

/s/ Bryan Lemmerman	Senior Vice President and Chief Financial Officer
Bryan Lemmerman	(Principal Financial Officer and Principal Accounting Officer)

/s/ William E. Albrecht	Director
William E. Albrecht	(Chairman)

/s/ Frances Powell Hawes	Director
Frances Powell Hawes

/s/ Jarvis V. Hollingsworth	Director
Jarvis V. Hollingsworth

/s/ Dr. Craig M. Jarchow	Director
Dr. Craig M. Jarchow

/s/ Lisa M. Lambert	Director
Lisa M. Lambert

/s/ Lori A. Lancaster	Director
Lori A. Lancaster

/s/ Pamela S. Pierce	Director
Pamela S. Pierce

/s/ Edmund P. Segner, III	Director
Edmund P. Segner, III